Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated 12 March 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Royal Dutch Shell plc’s Annual Report on Form 20-F for the year ended 31 December 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chartered Accountants
London, United Kingdom

30 October 2014